UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) 10/19/2001

Heritage Commerce Corp

(Exact name of registrant as specified in its charter)

CA	00-23877	77-0469558

(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Blvd., San Jose, CA	95113

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                     (408) 947-6900

None

(Former name or former address, if changed since last report.)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

Heritage Commerce Corp Reports Financial Results
for the Third Quarter of 2001

     Heritage Commerce Corp (the “Company”) (Nasdaq: HTBK) today reported consolidated operating results for the third quarter of 2001. Consolidated net income was $1,823,000, or $0.16 per diluted share, down 16% from $2,174,000 or $0.20 per diluted share for the third quarter of 2000, and down 6% from 1,890,000 or $0.17 per diluted share for the second quarter of 2001. Annualized return on average assets and return on average equity for the quarter ended September 30, 2001 were 0.82% and 10.03%, respectively, compared with returns of 1.03% and 13.81%, respectively, for the same period in 2000, and returns of 0.88% and 10.82%, respectively, for the quarter ended June 30, 2001.

     As anticipated, as a result of the rapid decline of short term interest rates, net interest income decreased from $11,340,000 for the third quarter of 2000 to $10,140,000 for the third quarter of 2001, a decrease of $1,200,000, or 11%. Compared to the second quarter of 2001, net interest income decreased $480,000, or 5%. The decrease was somewhat mitigated by the overall growth in the Company’s earning assets. The Company’s net interest margin was 5.31% for the nine months ended September 30, 2001, compared with 5.90% for the nine months ended September 30, 2000, reflective of the overall decline in the interest rate environment.

     The Company’s operating results are heavily dependent upon market rates of interest. During the first nine months of 2001, the Federal Reserve Bank Board of Governors reduced short-term interest rates by 350 basis points, followed by a further reduction of 50 basis points in early October. This decrease in short term interest rates immediately affected the rate collected on the majority of the Company’s loans, which reprice in response to the changes in the Prime Rate. While the decrease in interest rates also lowers the cost of interest bearing deposits, which represent one of the Company’s primary funding sources, they tend to reprice more slowly than floating rate loans. The reduction in market rates of interest which took place during the first nine months of 2001, as well as any further reductions that may take place in the future, will have a negative effect on the Company’s net interest margin and net interest income.

     Noninterest income was $1,737,000 for the quarter ended September 30, 2001, up from $785,000 for the same period in the previous year, and $1,647,000 for the quarter ended June 30, 2001. The increase was primarily due to gains on sale of SBA loans recognized during the third quarter of 2001, compared to the same period in 2000 and to the second quarter of 2001, offset by the gains on sales of securities, which were down from $409,000 in the second quarter of 2001 to $181,000 in the third quarter of 2001. There were no gains on sale of securities during the third quarter of the previous year. The other increases in noninterest income were primarily the result of the overall increase in activity from the growth of the Company.

     Noninterest expense for the quarter ended September 30, 2001 increased by $644,000, or 8%, as compared to the same period in the previous year, and by $18,000, or less than 1%, as compared to the quarter ended June 30, 2001. The increase reflects the overall growth of the Company.

     As of September 30, 2001, the Company’s total assets were $909,500,000, an increase of $52,156,000, or 6%, from $857,344,000 as of September 30, 2000, and an increase of $41,869,000, or 5%, from $867,631,000 as of June 30, 2001. Total deposits were $801,838,000 as of September 30, 2001, up 5% from $763,804,000 as of September 30, 2000, and up 4% from $770,168,000 as of June 30, 2001.

     Total loans were $615,773,000 as of September 30, 2001, up 11% from $552,763,000 as of September 30, 2000, and up 2% from $605,124,000 as of June 30, 2001. The Company’s allowance for loan losses was $10,673,000, or 1.73% of total loans, as of September 30, 2001, as compared to $8,392,000, or 1.52% of total loans, as of September 30, 2000, and to $10,347,000, or 1.71% of total loans, as of June 30, 2001. The Company had $66,000 in nonperforming assets (NPA’s) as of September 30, 2001, unchanged from June 30, 2001, while the Company had no NPA’s as of September 30, 2000.

     Shareholders’ equity as of September 30, 2001 was $73,527,000, compared with $63,919,000 as of September 30, 2000, and $70,967,000 as of June 30, 2001. Book value per share increased to $6.62 as of September 30, 2001, compared to $5.92 as of September 30, 2000, and $6.39 as of June 30, 2001. The Company’s leverage capital ratio was 10.25% as of September 30, 2001, compared to 9.39% as of September 30, 2000, and 9.78% as of June 30, 2001.

     All of the Company’s operations and most of its customers are located in California. During the past year, the availability of a sufficient supply of electrical power in California has been unreliable at times. In addition, recent events, including those of September 11, 2001, have increased the uncertainty related to the national and California economic outlook and could have an effect on the future operations of the Company or its customers, including borrowers.

     Heritage Commerce Corp, a bank holding company, is the parent company of four financial institutions: Heritage Bank of Commerce, a commercial bank headquartered in the city of San Jose, with Loan Production offices in San Jose, Pittsburg, Santa Cruz, Elk Grove, Watsonville and Chico; Heritage Bank East Bay, a commercial bank headquartered in the city of Fremont, with an office in Danville; Heritage Bank South Valley, a commercial bank headquartered in the city of Morgan Hill, with an office in Gilroy; and Bank of Los Altos, with two offices in Los Altos and an office in Mountain View.

     The Company’s common stock is listed on the Nasdaq National Market under the symbol “HTBK.”

     Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2000 and the Quarterly Reports on Form 10-Q filed by the Company in fiscal 2001.

     For further information about the Company’s financial performance, contact Brad L. Smith, Chief Executive Officer, at (408) 947-6900 or visit the Company’s web site at www.HeritageCommerceCorp.com.

Forward Looking Statement Disclaimer

     This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations and general economic conditions, and competition within the business areas in which the Company is conducting its operations, including the real estate market in California and other factors beyond the Company’s control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company’s reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company’s press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

HERITAGE COMMERCE CORP
Consolidated Condensed Financial Information
(Unaudited)

				Percent Change From
	At and For the Three Months Ended			September 30, 2001 From:		At and For the Nine Months Ended

(Dollars in thousands, except	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,	September 30,	Percent
Per Share amounts)	2001	2001	2000	2001	2000	2001	2000	Change

Per Share Data
Earnings Per Share (EPS):
Basic EPS	$0.16	$0.17	$0.20	-6%	-20%	$0.53	$0.49	8%
Diluted EPS	$0.16	$0.17	$0.19	-6%	-16%	$0.52	$0.47	11%
End of Period (EOP) Book Value	$6.62	$6.39	$5.92	4%	12%	$6.62	$5.92	12%

EOP Shares Outstanding	11,111,719	11,104,574	10,788,734	0%	3%	11,111,719	10,788,734	3%
Average Basic Shares Outstanding	11,106,956	11,096,230	10,684,106	0%	4%	11,071,581	10,514,152	5%
Average Diluted Shares Outstanding	11,395,562	11,400,038	11,239,250	0%	1%	11,379,501	11,108,359	2%

Income Statement
Interest Income	$15,943	$16,851	$18,553	-5%	-14%	$50,956	$48,832	4%
Interest Expense	5,803	6,231	7,213	-7%	-20%	19,116	17,993	6%

Net Interest Income	10,140	10,620	11,340	-5%	-11%	31,840	30,839	3%

Loan Loss Provision	279	528	655	-47%	-57%	1,334	1,869	-29%

Noninterest Income:
Service Charges & Other Fees	254	228	189	11%	34%	690	530	30%
Gain on Sale of Loans	753	278	—	171%	N/A	1,304	—	N/A
Investment Securities Transactions	181	409	—	-56%	N/A	732	44	1564%
Servicing Income	105	118	111	-11%	-5%	337	188	77%
Other Noninterest Income	444	614	485	-28%	-8%	1,542	1,372	12%

Total Noninterest Income	1,737	1,647	785	5%	121%	4,605	2,134	116%

Noninterest Expense:
Compensation & Benefits	4,734	4,638	3,985	2%	19%	14,190	12,136	17%
Occupancy & Equipment	1,159	1,123	997	3%	16%	3,423	2,761	24%
Other Noninterest Expense	2,794	2,908	3,061	-4%	-9%	8,010	8,161	-2%

Total Noninterest Expense	8,687	8,669	8,043	0%	8%	25,623	23,058	11%

Income Before Taxes	2,911	3,070	3,427	-5%	-15%	9,488	8,046	18%
Income Taxes	1,088	1,180	1,253	-8%	-13%	3,594	2,866	25%

Net Income	$1,823	$1,890	$2,174	-4%	-16%	$5,894	$5,180	14%

HERITAGE COMMERCE CORP

Consolidated Condensed Financial Information
(Unaudited)

				Percent Change From
	At and For the Three Months Ended			September 30, 2001 From:		At and For the Nine Months Ended

(Dollars in Thousands except	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,	September 30,	Percent
Per Share amounts)	2001	2001	2000	2001	2000	2001	2000	Change

Average Balances
Average Loans	$653,914	$633,879	$567,228	3%	15%	$638,230	$512,032	25%
Average Other Earning Assets	$164,005	$159,554	$204,599	3%	-20%	$162,859	$186,003	-12%
Average Earning Assets	$817,919	$793,433	$771,827	3%	6%	$801,089	$698,035	15%
Average Assets	$883,733	$858,670	$835,231	3%	6%	$868,474	$758,044	15%
Average Equity	$72,085	$70,046	$62,455	3%	15%	$69,866	$59,476	17%
Average Deposits	$776,537	$759,713	$753,225	2%	3%	$765,309	$682,066	12%

EOP Balances
EOP Loans:
Real Estate — Land and Construction	$164,602	$165,468	$160,014	-1%	3%	$164,602	$160,014	3%
Real Estate — Mortgage	239,772	231,712	209,497	3%	14%	239,772	209,497	14%
Commercial	203,806	202,125	176,231	1%	16%	203,806	176,231	16%
Consumer	7,593	5,819	7,021	30%	8%	7,593	7,021	8%

Total EOP Loans	$615,773	$605,124	$552,763	2%	11%	$615,773	$552,763	11%

EOP Assets	$909,500	$867,631	$857,344	5%	6%	$909,500	$857,344	6%
EOP Deposits:
Demand Deposits	$215,884	$234,125	$210,376	-8%	3%	$215,884	$210,376	3%
Demand Deposits, Interest Bearing	72,234	66,063	55,166	9%	31%	72,234	55,166	31%
Savings/Money Market	225,110	201,341	246,553	12%	-9%	225,110	246,553	-9%
Time Deposits	288,610	268,639	251,709	7%	15%	288,610	251,709	15%

Total EOP Deposits	$801,838	$770,168	$763,804	4%	5%	$801,838	$763,804	5%

EOP Equity	$73,527	$70,967	$63,919	4%	15%	$73,527	$63,919	15%

Credit Quality Data
EOP Non-Accrual Loans	$66	$66	$—	0%	N/A	$66	$—	N/A
EOP Total Non-Performing Assets	$66	$66	$—	0%	N/A	$66	$—	N/A
EOP 90-day Past Due Loans	$66	$66	$—	0%	N/A	$66	$—	N/A
EOP Net Charge-Offs/(Recoveries)	$(48)	$422	$—	-111%	N/A	$311	$13	2292%
EOP Loan Loss Reserves	$10,673	$10,347	$8,392	3%	27%	$10,673	$8,392	27%

Ratios:
Annualized ROA	0.82%	0.88%	1.03%	-7%	-20%	0.91%	0.91%	0%
Annualized ROE	10.03%	10.82%	13.81%	-7%	-27%	11.28%	11.63%	-3%
Efficiency Ratio	73.14%	70.67%	66.33%	3%	10%	70.31%	69.93%	1%
Net Interest Margin	4.92%	5.37%	5.83%	-8%	-16%	5.31%	5.90%	-10%
Allowance for Loan Losses to Total Loans	1.73%	1.71%	1.52%	1%	14%	1.73%	1.52%	14%
Allowance for Loan Losses to Non-Performing Loans	16171%	15661%	N/A	3%	N/A	16171%	N/A	N/A
Leverage Ratio	10.25%	9.78%	9.39%	5%	9%	10.25%	9.39%	9%

SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 19, 2001	HERITAGE COMMERCE CORP

	By:	/s/ Lawrence D. McGovern

Lawrence D. McGovern Chief Financial Officer / Executive Vice President